United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 15, 2017
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01 – Regulation FD Disclosure
On November 9, 2017, S&T Bank (“S&T”), the wholly-owned subsidiary of S&T Bancorp, Inc., executed a definitive agreement ("the Agreement") to sell a majority ownership interest in S&T Evergreen Insurance, LLC to The Reschini Group. In accordance with the Agreement, Evergreen Insurance will begin independent operations on January 1, 2018 with no change to its locations in Altoona, Brookville, Ebensburg, Greensburg and Indiana, Pennsylvania. The Reschini Group is headquartered in Indiana, Pennsylvania and has a location in Pittsburgh, Pennsylvania. On November 15, 2017, S&T and the Reschini Group issued a joint press release announcing the Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished under Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Joint Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T Bancorp, Inc.
November 15, 2017	/s/ Mark Kochvar Mark Kochvar Senior Executive Vice President, Chief Financial Officer